SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 29, 2004

(Date of Report)

CACI International Inc

(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road

Arlington, Virginia 22201

(Address of principal executive offices)(ZIP code)

(703) 841-7800

(Registrant’s telephone number, including area code)

ITEM 5: OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 29, 2004 the Registrant issued a press release correcting false information about chain of command in Iraq.

A copy of the Registrant’s press release is attached as Exhibit 99 to this current report on Form 8-K.

EXHIBITS

Exhibit Number
99	Press Release dated July 29, 2004 correcting false information about chain of command in Iraq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc
Registrant

By:	/s/ Jeffrey P. Elefante
Jeffrey P. Elefante Executive Vice President General Counsel and Secretary

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary